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                                                                      Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-72243) pertaining to the NCS HealthCare Employee Savings Plan and Trust of our report dated June 22, 2000 with respect to the financial statements and schedule of the NCS HealthCare Employee Savings Plan and Trust included in the Annual Report (Form 11-K) for the year ended December 31, 1999.

                                               /s/ Ernst & Young LLP


Cleveland, Ohio
June 22, 2000